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                             DISTRIBUTION AGREEMENT

                                     between

                     THE ENTERPRISE GROUP OF FUNDS II, INC.

                                       and

                       ENTERPRISE FUND DISTRIBUTORS, INC.

          (Applicable to Class A, Class B, Class C and Class Y Shares)

          THIS AGREEMENT made this 28th day of December, 2004 by and between THE ENTERPRISE GROUP OF FUNDS II, INC., a Maryland corporation (the "Corporation"), with respect to the series of beneficial interest set forth on Appendix A to this Agreement, and any applicable classes thereof (each a "Fund", collectively, the "Funds"), and ENTERPRISE FUND DISTRIBUTORS, INC., a Georgia corporation (the "Distributor").

                                   WITNESSETH:

          In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                                     FIRST:

          The Corporation on behalf of the Funds hereby appoints the Distributor and such affiliates of the Distributor as enter into similar agreements as its exclusive agents for the sale of shares of the Funds to the public directly and/or through investment dealers and financial institutions in the United States and throughout the world.

                                     SECOND:

          The Corporation shall not sell any shares of the Funds except through one of its agents and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however, this appointment does not preclude sales of shares of the Funds directly through the Funds' transfer agent(s) in the manner set forth in a Fund's Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of a Fund, and any supplements thereto, under the Securities Act of 1933 (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                                     THIRD:

          The Distributor hereby accepts appointment as agent for the sale of the shares of the Funds and agrees that it will use its best efforts to sell such shares; provided, however, that:

     . the Distributor may, and when requested by the Corporation on behalf of a Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Corporation, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

     . the Corporation may withdraw the offering of the shares of a Fund (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually

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          understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of the Funds. The Corporation shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares of any Fund.

                                     FOURTH:

          The public offering price of Class A, Class B, Class C and Class Y shares of a Fund (the "offering price") shall be the net asset value per share of the applicable Fund plus a sales charge, if any. Net asset value per share shall be determined in accordance with the provisions of the Registration Statement of the applicable Fund.

          As compensation for its service activities under this Agreement with respect to Class A, Class B and Class C, the Distributor shall receive from the Corporation a service fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the distribution plan adopted by the Corporation on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"), as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Directors may impose.

          As compensation for its activities under this Agreement with respect to the distribution of Class A and Class C, the Distributor shall retain the initial sales charges, if any, based on the amount of sales of such shares attributable to the Distributor, on purchases of Class A and Class C shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Class A and Class C, remit the net asset value thereof to the Corporation upon receipt of the proceeds and retain the initial sales charge, if any.

          As compensation for its activities under this Agreement with respect to the distribution of the Class A, Class B and Class C shares, the Distributor shall receive all contingent deferred sales charges, based on the amount of sales of such shares attributable to the Distributor, imposed on redemptions of Class A, Class B and Class C shares of each Fund. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.

          As compensation for its activities under this Agreement with respect to the distribution of the Class A, Class B and Class C shares, the Distributor shall receive from the Corporation a distribution fee, based on the amount of sales of such shares attributable to the Distributor, at the rate and under the terms and conditions of the 12b-1 Plan, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board of Directors may impose.

          The Distributor may reallow any or all of the initial sales charges, contingent deferred sales charges, or service fees which it is paid under this Agreement with respect to Class A, Class B or Class C shares to such dealers as the Distributor may from time to time determine. The Corporation shall have no obligation to compensate or reimburse the Distributor for any services performed by it hereunder with respect to Class Y shares.

                                     FIFTH:

          The Distributor shall act as agent of the Corporation on behalf of the Funds in connection with the sale and repurchase of shares of the Funds. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of shares of the Funds and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor may enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell shares of the Funds to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the

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provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Corporation on behalf of the Funds.

                                     SIXTH:

     The Funds shall bear:

     . the expenses of qualification of shares of the Funds for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Corporation that it does not wish such qualification continued; and

     .    all legal expenses in connection with the foregoing.

                                    SEVENTH:

          The Distributor shall bear the expenses of printing from the final proof and distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of the Funds), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

          The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent those services are deemed to be appropriate subjects for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. and permitted by the 12b-1 Plan.

                                     EIGHTH:

          The Distributor will accept orders for the purchase of shares of the Funds only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Corporation may reject purchase orders where, in the judgment of the Corporation, such rejection is in the best interest of the Corporation.

                                     NINTH:

          The Corporation, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act and all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Funds.

                                     TENTH:

          In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Corporation on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Corporation or a Fund in connection therewith by or on behalf of the

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Distributor. The Distributor agrees to indemnify the Corporation and the Funds against any and all claims, demands, liabilities and expenses which the Corporation or a Fund may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Corporation or a Fund in its prospectus or in this Agreement.

          The Distributor agrees to indemnify the Corporation and the Funds against any and all claims, demands, liabilities and expenses which the Corporation or the Funds may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement or prospectus of a Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Corporation or a Fund in connection therewith by or on behalf of the Distributor.

          Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

                                    ELEVENTH:

          Nothing herein contained shall require the Corporation to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.

                                    TWELFTH:

          This Agreement shall become effective with respect to each Fund as of the date hereof, shall continue in force and effect until December 28, 2005, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to such Fund at least annually (a)(i) by the Board of Directors of the Corporation or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Corporation's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

                                   THIRTEENTH:

          This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

          This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

                                   FOURTEENTH:

          Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Corporation and the Distributor shall be as follows:

                    3343 Peachtree Road, N.E.
                    Atlanta, Georgia 30326

                    Attn: Patricia Louie

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                                   FIFTEENTH:

          Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Corporation individually, but are binding only upon the assets and property of the Corporation and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

                                   SIXTEENTH:

          This Agreement shall be deemed to be a contract made in the State of Maryland and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Maryland without reference to its conflicts of laws rules.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                THE ENTERPRISE GROUP OF FUNDS II, INC.


                                By: /s/ Steven M. Joenk
                                    --------------------------------------------
                                    Name: Steven M. Joenk
                                    Title: President and Chief Executive Officer


                                ENTERPRISE FUND DISTRIBUTORS, INC.


                                By: /s/ Jack Schilt
                                    --------------------------------------------
                                    Name: Jack Schilt
                                    Title: President

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                                   APPENDIX A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                     THE ENTERPRISE GROUP OF FUNDS II, INC.

                  CLASS A, CLASS B, CLASS C AND CLASS Y SHARES

                        Enterprise Multi-Cap Growth Fund
                      Enterprise Small Company Growth Fund
                       Enterprise Small Company Value Fund
                      Enterprise Capital Appreciation Fund
                           Enterprise Deep Value Fund
                             Enterprise Equity Fund
                          Enterprise Equity Income Fund
                             Enterprise Growth Fund
                        Enterprise Growth and Income Fund
                      Enterprise International Growth Fund
                    Enterprise Global Financial Services Fund
                   Enterprise Global Socially Responsive Fund
                    Enterprise Mergers and Acquisitions Fund
                           Enterprise Technology Fund
                             Enterprise Managed Fund
                      Enterprise Strategic Allocation Fund
                      Enterprise Government Securities Fund
                         Enterprise High-Yield Bond Fund
                       Enterprise Short Duration Bond Fund
                        Enterprise Tax-Exempt Income Fund
                          Enterprise Total Return Fund
                          Enterprise Money Market Fund